UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 10, 2018

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Throughout this document, AT&T Inc. is referred to as "we" or "AT&T".  We are a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and technology industries.

AT&T Inc. Recommends Rejection of Mini-Tender Offer

AT&T Inc. has learned that an unsolicited "mini-tender" offer has been made by Ponos Industries LLC ("Ponos") to purchase up to 14,000,000 shares of AT&T common stock at $36.00 per share. While this price is above the current market price of AT&T common stock, the offer is conditioned upon the closing price of AT&T's shares exceeding the $36.00 offer price, as noted below. The offer is dated September 10, 2018, and indicates that it will expire at 5:00 p.m., New York City time, on October 12, 2018, unless extended at the sole discretion of Ponos.

AT&T wishes to inform its shareholders that it recommends rejection of this unsolicited offer and that AT&T is in no way associated with Ponos.

Ponos has included in the terms of its offer a condition that the closing price of AT&T's shares on the New York Stock Exchange on the last trading day prior to the expiration of the offer must exceed the $36.00 offer price. As a result, unless Ponos decides to waive this condition, AT&T shareholders who tender their shares in the offer would receive a below market price for AT&T's shares through the tender offer. The mini-tender offer is subject to numerous other conditions, including Ponos obtaining all financing necessary for the offer. There is no assurance that the conditions to the offer will be satisfied. AT&T cautions shareholders that Ponos can extend the offer and delay payment beyond the currently scheduled expiration date of October 12, 2018.

Mini-tender offers are designed to seek less than 5 percent of a company's outstanding shares, thereby avoiding many disclosure and procedural requirements of the U.S. Securities and Exchange Commission (SEC). The SEC has issued an investor alert regarding mini-tender offers on its website at www.sec.gov/investor/pubs/minitend.htm. The SEC has said that mini-tender offers "have been increasingly used to catch investors off guard" and that investors "may end up selling their securities at below-market prices."

AT&T urges investors to obtain current market quotations for their shares of common stock, consult with their financial advisors and exercise caution with respect to Ponos' offer. Shareholders who may already have tendered their shares may withdraw them by providing the written notice described in the Ponos offering documents prior to the expiration of the offer and at other times described in the offering.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 20, 2018	By:	/s/ Stacey Maris Stacey Maris Senior Vice President – Assistant General Counsel and Secretary